KEY ENERGY GROUP, INC.

COMPUTATION OF PER SHARE EARNINGS
EXIBIT 11(a) THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                 						Three Months Ended		Three Months Ended
                	                				     September 30,		     September 30,
            							                           1996  		             1995
                                           							 Fully-			           Fully-
(Thousands, except per share amounts)  Primary    Diluted   Primary   Diluted
-----------------------------------------------------------------------------
Net Income and Adjusted Earnings:
--------------------------------
Net Income before income taxes and
  minority interest	               	  	$2,396    		$2,396	 	$1,069     $1,069
Effect of interest on debentures			         - 		      975	       -      	   -
                                 			   ------ 		   ------		 ------     ------
Adjusted net income before income
  taxes and minority interest     				 $2,396    	 $3,371   $1,069     $1,069
                                 				 	======  	   ====== 		======     =====


Net Income 	                       				$1,554    		$1,554	  $  726     $  726

Effect of interest on convertible
  debentures, net of tax effect 			         -   	     649        -	         -
                               						  ------   		 ------   ------     ------
Adjusted net income				                $1,554		    $2,203		 $  726     $  726
                                  					======     	====== 		======     ======

Weighted Average Shares and Share
  Equivalents Outstanding:
---------------------------------
Weighted average shares outstanding
 (as reported)                         10,425    		10,425	   6,914      6,914
                                       ------      ------   ------     ------
Common share equivalents issuable
  under stock option plans       				     347		       373	       -          -

Common share equivalents issuable on
  assumed conversion of
  WellTech warrants		               	     122  		     150		      -          -

Common share equivalents issuable on
  assumed conversion of
  convertible debentures		                  -   		  5,333	       -          -

Common share equivalents issuable for
  interest on assumed conversion of
  convertible debentures	                   -         693	       -          -
                                       ------      ------    -----      -----
Weighted average shares and share
   equivalents outstanding			         	10,894    		16,974    6,914      6,914
                                       ======      ======    =====      =====

Earnings per Share:

Net income before income taxes
   and minority interest	          			  $0.22   		  $0.20	   $0.15    		$0.15

Net income		                       			  $0.14   		  $0.13    $0.11    		$0.11